As filed with the Securities and Exchange Commission on November 20, 2008
Registration No. 333-139706

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	20-3126457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina 28209-4670
(Address of Principal Executive Offices) (Zip Code)
(704) 940-2900
(Telephone number of principal executive offices)
Frank C. Spencer
Chief Executive Officer
4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina 28209
(Name and address of agent for service)
(704) 940-2900
(Telephone number, including area code, of agent for service)
Copies to:
Jay L. Bernstein, Esq.
Andrew S. Epstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The purpose of this Amendment No. 3 to the Registration Statement is solely to replace certain information set forth in Item 17 of Part II.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$13,042.90
Printing and engraving expenses*		$38,500.00
Legal fees and expenses*		$75,000.00
Accounting fees and expenses*		$37,500.00
Blue sky fees and expenses	$	**
FINRA Fee		$12,814.00
Miscellaneous	$	**

Total		$176,856.90

*	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.
Item 15. Indemnification of Directors and Officers.
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which was material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
     Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of financial disposition of a proceeding to any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, or any individual who, while one of our directors or officers and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as our present or former director or officer. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of ours or our predecessor.
     Maryland law requires us (unless our charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, we may not indemnify for an adverse judgment in a suit by or in our right or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon our receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (2) a written undertaking by the director or officer or on the directors or officers behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.
     In addition, certain persons, including trustees of CS Business Trust I and CS Business Trust II, our directors officers or employees, the officers or employees of Cogdell Spencer LP, CS Business Trust I and CS Business Trust II our, and other persons that CS Business Trust I and CS Business Trust II designate from time to time, are indemnified for specified liabilities and expenses pursuant to the Cogdell Spencer LP Partnership Agreement, the partnership in which we serve as a general partner through a wholly owned Maryland business trust.

Item 16. Exhibits.

Exhibit No.
1.1*	Form of Underwriting Agreement by and among Cogdell Spencer Inc. and the underwriters named therein, if applicable.

4.1**	Articles of Amendment and Restatement of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.2**	Bylaws of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.2 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127596)).

4.3**	Form of Certificate for Common Stock of Cogdell Spencer Inc. (incorporated by reference to Exhibit 4.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.4**	Form of 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

5.1 **	Opinion of Venable LLP with respect to the legality of the common stock being registered.

8.1 **	Opinion of Clifford Chance US LLP with respect to tax matters.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Deloitte & Touche LLP.

23.3 **	Consent of Venable LLP (included in Exhibit 5.1).

23.4 **	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1 **	Power of Attorney (included on signature page of prior filing).

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.

**	Previously filed.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the

Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(1)	If the registrant is relying on Rule 430B:
i	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 20, 2008.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Chief Financial Officer, Senior Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

*
James W. Cogdell	Chairman of the Board	November 20, 2008

/s/ Frank C. Spencer
Frank C. Spencer	Chief Executive Officer, President and Director (Principal Executive Officer)	November 20, 2008

/s/ Charles M. Handy
Charles M. Handy	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Accounting Officer)	November 20, 2008

*
John R. Georgius	Director	November 20, 2008

*
Richard B. Jennings	Director	November 20, 2008

*
Christopher E. Lee	Director	November 20, 2008

*
David J. Lubar	Director	November 20, 2008

*
Richard C. Neugent	Director	November 20, 2008

*
Scott A. Ransom	Director	November 20, 2008

*
Randolph D. Smoak	Director	November 20, 2008

*	By Frank C. Spencer as attorney-in fact.

EXHIBIT INDEX

Exhibit No.
1.1*	Form of Underwriting Agreement by and among Cogdell Spencer Inc. and the underwriters named therein, if applicable.

4.1**	Articles of Amendment and Restatement of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.2**	Bylaws of Cogdell Spencer Inc. (incorporated by reference to Exhibit 3.2 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127596)).

4.3**	Form of Certificate for Common Stock of Cogdell Spencer Inc. (incorporated by reference to Exhibit 4.1 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

4.4**	Form of 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of Cogdell Spencer Inc.’s Registration Statement on Form S-11 (File No. 333-127396)).

5.1 **	Opinion of Venable LLP with respect to the legality of the common stock being registered.

8.1 **	Opinion of Clifford Chance US LLP with respect to tax matters.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Deloitte & Touche LLP.

23.3 **	Consent of Venable LLP (included in Exhibit 5.1).

23.4 **	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1 **	Power of Attorney (included on signature page of prior filing).

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.

**	Previously filed.